Amendment
dated June 30, 2016
to the Distribution Plan
dated April 11, 2003, as Amended

Amendment to
EXHIBIT A
to the
DISTRIBUTION PLAN
dated April 11, 2003, as amended,

The following amendment is made to Exhibit A of the Distribution Plan dated April 11, 2003, as amended (the “Agreement”), and is hereby incorporated into and made a part of the Agreement:

Exhibit A of the Agreement is amended, effective June 30, 2016, to read as follows:

EXHIBIT A

Dated April 11, 2003
as last amended June 30, 2016

Rydex ETF Trust
Distribution Fees

Funds
Guggenheim S&P 500® Equal Weight ETF
Guggenheim S&P 500® Top 50 ETF
Guggenheim S&P 500® Pure Growth ETF
Guggenheim S&P 500® Pure Value ETF
Guggenheim S&P MidCap 400® Pure Growth ETF
Guggenheim S&P MidCap 400® Pure Value ETF
Guggenheim S&P SmallCap 600® Pure Growth ETF
Guggenheim S&P SmallCap 600® Pure Value ETF
Guggenheim S&P 500® Equal Weight Consumer Discretionary ETF
Guggenheim S&P 500® Equal Weight Consumer Staples ETF
Guggenheim S&P 500® Equal Weight Energy ETF
Guggenheim S&P 500® Equal Weight Financials ETF
Guggenheim S&P 500® Equal Weight Health Care ETF
Guggenheim S&P 500® Equal Weight Industrials ETF
Guggenheim S&P 500® Equal Weight Materials ETF
Guggenheim S&P 500® Equal Weight Technology ETF
Guggenheim S&P 500® Equal Weight Utilities ETF
Guggenheim S&P MidCap 400® Equal Weight ETF
Guggenheim S&P SmallCap 600® Equal Weight ETF
Guggenheim MSCI Emerging Markets Equal Weight Country ETF
Guggenheim S&P 500® Equal Weight Real Estate ETF
Guggenheim S&P 100® Equal Weight ETF

Distribution Fees

Distribution Services............... twenty-five basis points (.25%)
Calculation of Fees

Distribution fees are based on a percentage of the Funds’ average daily net assets     attributable to Shares of the Funds.